EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form F-4-A1 of our report dated June 12, 2023, relating to the financial statements of The Flexi Group Ltd. for the years ended December 31, 2022 and 2021 and to all references to our firm included in this Registration Statement.

/S/ BF Borgers CPA PC
Certified Public Accountants
Lakewood, CO
June 12, 2023